As filed with the Securities and Exchange Commission on April 1, 1999
                                                     Registration No. 333-

===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                               Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                           R.H. DONNELLEY CORPORATION
               (Exact name of issuer as specified in its charter)
               (Formerly named The Dun & Bradstreet Corporation)

     Delaware                       2741                         13-2740040
(State or other         (Primary Standard Industrial         (I.R.S. Employer
 jurisdiction of         Classification Code Number)        Identification No.)
incorporation or          One Manhattanville Road
 organization)            Purchase, New York 10577
                                 (914) 933-6400
                    (Address of principal executive offices)

                            -----------------------

                           R.H. DONNELLEY CORPORATION
         1991 KEY EMPLOYEES' STOCK OPTION PLAN, AS AMENDED AND RESTATED
                            (Full title of the plan)

                            -----------------------

                              Stephen B. Wiznitzer
                           R.H. Donnelley Corporation
                            Purchase, New York 10577
                                 (914) 933-6400
                    (Name and address of agent for service)
  Telephone number, including area code, of agent for service: (914) 933-6400

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                            Proposed
                                         Amount              Maximum            Proposed                 Amount of
        Title Of Securities              to be           Offering Price          Maximum                Registration
         to be Registered             Registered(1)       Per Share(2)    Aggregate Offering Price(2)        Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock (par value $1.00
 per share)......................   2,967,348 shares(3)     $14.71875          $43,675,653.375            $12,141.83
====================================================================================================================

---------
(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape on March 29, 1999.

(3) The Registrant hereby amends this Registration Statement wherein 17,000,000 shares of common stock, $1.00 par value ("common stock") of the Company (formerly The Dun & Bradstreet Corporation), were registered for issuance under the Dun & Bradstreet 1991 Key Employees Stock Option Plan (the "D&B Plan" and, as amended and restated to date, the R.H. Donnelley Corporation 1991 Key Employees' Stock Option Plan or the "Plan"). The number of shares registered hereunder reflects the one-for-five reverse split of Common Stock, which became effective on August 24, 1998.




           This Registration Statement Includes a Total of 25 Pages.
                            Exhibit Index on Page 8.


===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     R.H. Donnelley Corporation, formerly The Dun & Bradstreet Corporation, (the "Registrant") hereby files this Amendment No. 1 to the Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register an additional 2,967,348 shares of the Registrant's Common Stock, par value $1.00 per share ("Common Stock"), for issuance pursuant to the Registrant's 1991 Key Employees' Stock Option Plan, as amended and restated (the "Plan") and such indeterminate number of additional shares which may be offered and issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.


            ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"), (Commission 1934 Act File Number 001-07155) are incorporated by reference herein:

     (1) Registrant's Annual Report and amendments thereto on Form 10-K for the fiscal year ended December 31, 1998.

     (2) All other reports filed with the Commission by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof (and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold).

     (3) The description of the Registrant's Common Stock contained in the following documents: Registrant's Registration Statement on Form S-3 (Registration No. 33-10462) dated November 28, 1986, including any amendment thereto or report filed for the purpose of updating such description; and the Registrant's Form 8-A filed with the Securities and Exchange Commission on November 5, 1998 with respect to a rights plan adopted by the Registrant on October 27, 1998.

     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


               ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware Law.

     Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action") if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors, officers. Employees and agents to the fullest extent permitted by Delaware Law.

     In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.


                  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                ITEM 8. EXHIBITS


EXHIBIT
NUMBER                EXHIBIT
--------              -------

4.01................   Certificate of Incorporation of the Registrant
                       (Incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration
                       Statement on Form S-4, File No. 333-59287).*

4.02................   Amended and Restated Bylaws of the Registrant
                       (Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, File
                       No. 333- 59287).*

5.01................   Opinion of Davis Polk & Wardwell.

23.01...............   Consent of Independent Public Accountants -
                       PricewaterhouseCoopers LLP.

23.02...............   Consent of Davis Polk & Wardwell (included in their
                       opinion filed as Exhibit 5.01).

24.01...............   Powers of Attorney (included on the signature page of
                       this registration statement).

99.01...............   Form of the R.H. Donnelley 1991 Key Employees' Stock
                       Option Plan, as amended and restated.

---------
* Incorporated by reference.


                              ITEM 9. UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

              iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

      (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

     The consolidated balance sheets as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this S-8, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The validity of the Common Stock offered hereunder has been passed upon by Davis Polk & Wardwell, New York, New York.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, State of New York, on this 1st day of April 1999.


                                         R.H. DONNELLEY CORPORATION


                                         By  /s/ Frank R. Noonan
                                             ---------------------------------
                                              Frank R. Noonan
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                                POWER OF ATTORNEY

     Know all men by these present, that each person whose signature appears below, constitutes and appoints Frank R. Noonan, Philip C. Danford and Stephen
B. Wiznitzer and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable R. H. Donnelley Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


SIGMATURE                   TITLE                               DATE
---------                   -----                               ----

/s/ Frank R. Noonan         Chairman-of-the Board of Directors, April 1, 1999
-------------------------   President and Chief Executive
    Frank R. Noonan         Officer

/s/ Philip C. Danford       Senior-Vice-President and Chief     April 1, 1999
-------------------------   Financial Officer
    Philip C. Danford

/s/ Diane P. Baker
-------------------------   Director                            April 1, 1999
    Diane P. Baker

/s/ William G. Jacobi
-------------------------   Director                            April 1, 1999
    William G. Jacobi

/s/ Robert J. Kamerschen
-------------------------   Director                            April 1, 1999
    Robert J. Kamerschen

/s/ Carol J. Parry
-------------------------   Director                            April 1, 1999
    Carol J. Parry

/s/ Barry L. Williams
-------------------------   Director                            April 1, 1999
    Barry L. Williams

/s/ Anna Patruno
-------------------------   Vice-President-and Controller       April 1, 1999
    Anna Patruno

                                INDEX TO EXHIBITS



     Exhibit
     Number    Exhibit
     -------   -------
      4.01     Certificate of Incorporation of the Registrant (Incorporated
               herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4, File No.
               333-59287).*

      4.02 Amended and Restated Bylaws of the Registrant (Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, File No. 333-59287).*

      5.01     Opinion of Davis Polk & Wardwell.

      23.01    Consent of Independent Public Accountants -
               PricewaterhouseCoopers LLP.

      23.02 Consent of Davis Polk & Wardwell (included in their opinion filed as Exhibit 5.01).

      24.01 Powers of Attorney (included on the signature page of this registration statement).

      99.01 Form of the R.H. Donnelley Corporation 1991 Key Employees' Stock Option Plan, as amended and restated.
-------------------
* Incorporated by reference.